Exhibit 5.1

O’Melveny & Myers LLP	T: +1 212 326-2000
Times Square Tower	F: +1 212 326-2061
7 Times Square	omm.com
New York, NY 10036

November 9, 2023

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

Re: Surf Air Mobility Inc. – Registration on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Surf Air Mobility Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the registration of the proposed resale, from time to time in one or more offerings, of up to 300,000,000 shares (the “Subscription Facility Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to be issued to GEM Global Yield LLC SCS (“GEM”) in connection with the Share Subscription Facility (as defined in the Prospectus) by the selling securityholder (the “Selling Securityholder”) named in the Prospectus. All of the Subscription Facility Shares are being registered on behalf of the Selling Securityholder.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with the opinions expressed herein, we have also assumed that, at or prior to the issuance and delivery of any of the Subscription Facility Shares: (i) the Registration Statement has become effective under the Act and such effectiveness has not been terminated or rescinded, (ii) upon issuance of the Subscription Facility Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Amended and Restated Certificate of Incorporation, and (iii) there has not occurred any change in law or further action by the Company’s board of directors, in any case affecting the validity of the Subscription Facility Shares. We have also assumed that the issuance and delivery of the Subscription Facility Shares will not violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Subscription Facility Shares have been duly authorized by all necessary corporate action on the part of the Company and upon payment for and delivery of the Subscription Facility Shares in accordance with the Share Subscription Facility and the book-entry of the Subscription Facility Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, will be validly issued, fully paid and non-assessable.

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The law covered by this opinion is limited to the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectuses contained therein, other than as expressly stated herein with respect to the Subscription Facility Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to O’Melveny & Myers LLP under the heading “Legal Matters” in the Prospectuses constituting part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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